Exhibit 99.1

News Release

Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666

Hexcel Facility Update

STAMFORD, CT. April 28, 2011- Hexcel Corporation (NYSE: HXL) reported that its manufacturing plant in Decatur, Alabama shut down yesterday as severe storms disrupted electrical power to the region.  While there was some exterior building damage, no employees were hurt and there is no damage to production equipment apparent.  We are awaiting return of utility services to confirm all systems are operational.

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Hexcel Corporation is a leading advanced composites company.  It develops, manufactures and markets lightweight, high-performance structural materials, including carbon fibers, reinforcements, prepregs, honeycomb, matrix systems, adhesives and composite structures, used in commercial aerospace, space and defense and industrial applications such as wind turbine blades.

Contact Information
Michael Bacal
(203) 352-6826
michael.bacal@hexcel.com